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                                                                     EXHIBIT 5.1

                              [L&W NY LETTERHEAD]

                                 April   , 1997

Weider Nutrition International, Inc.
1960 South 4250 West
Salt Lake City, Utah 84104-4836

          RE: Registration Statement on Form S-1
           (File No. 33-12929) of Weider Nutrition International, Inc. relating to 6,440,000 shares of Class A Common Stock

Ladies and Gentlemen:

     In connection with the registration by Weider Nutrition International, Inc., a Delaware corporation (the "Company"), of 6,440,000 shares of Class A common stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-1 (File No. 33-12929) filed with the Securities and Exchange Commission (the "Commission") on September 27, 1996, as amended by Amendment No. 1 filed with the Commission on October 16, 1996, Amendment No. 2 filed with the Commission on March 20, 1997 and Amendment No. 3 filed with the Commission on April 2, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.


     Subject to the foregoing, it is our opinion that each of the Shares has been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.


     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                          Very truly yours,

                                          Latham & Watkins